Exhibit 99.1

MacroGenics Provides Clinical Update on Ongoing Phase 1 Study for MGC026

•Interim Phase 1 results accepted for poster presentation at ESMO Congress 2026
•Achieved pre-specified Stage 1 response threshold in squamous cell carcinoma of the head and neck (SCCHN) cohort and enrolling Stage 2 per Simon’s two-stage design
•Ongoing enrollment in other tumor-specific cohorts, including endometrial cancer, melanoma and soft tissue sarcoma
ROCKVILLE, Md., July 23, 2026 — MacroGenics, Inc. (NASDAQ: MGNX), a clinical-stage biopharmaceutical company focused on developing innovative antibody-based therapeutics for the treatment of cancer, today provided an update on the ongoing Phase 1 study evaluating MGC026, a novel B7-H3-directed antibody-drug conjugate (ADC), incorporating a topoisomerase I inhibitor-based linker-payload, in patients with advanced solid tumors. MacroGenics plans to present dose escalation and preliminary tumor-specific cohort results at the European Society for Medical Oncology (ESMO) 2026 Congress, taking place October 23-27, 2026, in Madrid, Spain.
The dose escalation portion of the study evaluated MGC026 at doses ranging from 1 mg/kg to 9 mg/kg administered every three weeks (q3W) and was completed in the fourth quarter of 2025. A dose of 7.5 mg/kg q3W is being further evaluated in four tumor-specific cohorts: recurrent or metastatic SCCHN, endometrial cancer, melanoma, and soft tissue sarcoma. The study is active at clinical sites in the United States, Australia and the United Kingdom.
The SCCHN cohort employs a Simon’s two-stage design, with a planned enrollment target of 40 patients. MacroGenics is currently enrolling SCCHN patients in Stage 2 after meeting the pre-specified response threshold in Stage 1. Enrollment in the other three cohorts continues as planned. As of July 8, 2026, a total of 74 patients had been enrolled across the dose escalation and ongoing cohort expansion portions of the study. As of this date, there were no cases of interstitial lung disease or ocular toxicity reported, and evidence of anti-tumor activity was observed across several indications.
“We look forward to sharing the data at ESMO and believe this presentation represents an important opportunity to demonstrate the potential of MGC026 as we continue its clinical development,” said Eric Risser, President and Chief Executive Officer of MacroGenics.
ESMO 2026 Poster Presentations
•Title: Phase 1, first-in-human study of MGC026, a B7-H3–targeted antibody-drug conjugate (ADC) in advanced solid tumors

Exhibit 99.1
•Presentation Number: 1020P
•Lead Author: Rachel E. Sanborn, M.D.
•Date: Friday, October 23, 2026
•Time: 15:15 – 16:00 CEST
The Company also plans to present the following poster on lorigerlimab, an investigational, bispecific DART® molecule that targets PD-1 and CTLA-4:
•Title: LINNET: A phase 2 study to evaluate lorigerlimab in participants (pts) with advanced gynecologic cancers
•Presentation Number: 1278P
•Lead Author: Amir Jazaeri, M.D.
•Date: Monday, October 26, 2026
•Time: 12:00 – 12:45 CEST
About MGC026
MGC026 is an investigational antibody-drug conjugate (ADC) targeting B7-H3, a protein with expression across the tumor microenvironment, including on tumor cells, tumor-associated stroma, and tumor-associated vasculature. MGC026 incorporates Synaffix’s proprietary ADC technology and the SYNtecan E™ topoisomerase I inhibitor-based linker-payload, which consists of a cleavable, exatecan-based cytotoxic payload conjugated at a drug-to-antibody ratio (DAR) of 4. MGC026 is designed to deliver this potent payload selectively to B7-H3-expressing tumors and is being developed for patients with advanced solid tumors. The ongoing Phase 1 study of MGC026 is an open-label clinical trial evaluating the safety, tolerability, pharmacokinetics, pharmacodynamics, and preliminary antitumor activity of MGC026 in patients with advanced solid tumors. Additional information about the study is available at www.clinicaltrials.gov using the identifier NCT0624270.
About MacroGenics, Inc.
MacroGenics (the Company) is a biopharmaceutical company focused on developing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics’ technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company’s website at www.macrogenics.com. MacroGenics, the MacroGenics logo and DART are trademarks or registered trademarks of MacroGenics, Inc.

Exhibit 99.1
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for MacroGenics (“Company”), including statements about the Company’s strategy, future operations, clinical development of and regulatory plans for the Company’s therapeutic candidates, expected timing of the release of clinical updates and safety and efficacy data for the Company’s ongoing clinical trials, anticipated cash runway and other statements containing the words “subject to”, "believe", “anticipate”, “plan”, “expect”, “intend”, “estimate”, “potential,” “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy, including our ability to execute on our key strategic priorities for 2026, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the reproducibility of any results initially seen in the interim MGC026 clinical data reported herein; risks that TZIELD, lorigerlimab, ZYNYZ, MGC026 or any other product or product candidate’s revenue, expenses and costs may not be as expected; risks relating to TZIELD, lorigerlimab, ZYNYZ, MGC026 or any other product candidate’s market acceptance, competition, reimbursement and regulatory actions; future data updates, including timing and results of efficacy and safety data with respect to product candidates in ongoing clinical trials; the uncertainties inherent in the initiation and enrollment of future clinical trials; the availability of financing to fund the internal development of our product candidates; expectations of expanding ongoing clinical trials; expectations for the timing and steps required in the regulatory review process; expectations for regulatory approvals; expectations of future milestone payments; the impact of competitive products; our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates; business, economic or political disruptions due to catastrophes or other events, including natural disasters, terrorist attacks, civil unrest and actual or threatened armed conflict, or public health crises; costs of litigation and the failure to successfully defend lawsuits and other claims against us;; risks related to the transition of the CDMO operations to the purchaser in the Transaction, including the diversion of management's attention from the Company's ongoing business operations; risks related to the Company's post-closing manufacturing arrangements with Bora the purchaser in the Transaction, including under the manufacturing and supply agreement and the transition services agreement; the possibility that the anticipated benefits of the sale of the Company’s CDMO operations (the “Transaction”), including that the additional post-closing cash payments may not be earned or received, in whole or in part; the costs and expenses associated with the Transaction; potential litigation relating to the Transaction; and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as

Exhibit 99.1
may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

CONTACTS

Jim Karrels, Senior Vice President, CFO
1-301-251-5172
info@macrogenics.com

Argot Partners
1-212-600-1902
macrogenics@argotpartners.com